Exhibit 10.5

OBLIGATION EXTENSION AGREEMENT This OBLIGATION EXTENSJON AGREEMENT, (hereinafter referred to as "Extension Agreement,") is entered into as of September 30, 2020, by and between Specialty Capital Lender LLC, a Wyoming Limited Liability Company, (hereinafter called "Lender") and Public Company Management Corporation. a Nevada corporation (hereinafter called "PCMC"). WHEREAS, Stephen Brock, as Assignor, did grant, bargain, sell, assign, transfer, and convey unto Lender, for good and valuable consideration, all of Assignor's right, title and interest in and to all sums due to Assignor under that certain Promissory Note effective as of September 30, 2016 that was due on September 30, 2020; WHEREAS, PCMC had entered into various Extension Agreements prior to the date hereof; and WHEREAS, Lender and PCMC desire to enter into this Extension Agreement in order to extend the due date of the Promissory Note. NOW, THEREFORE, Lender and PCMC hereby agree as follows: 1. The maturity date of the obligation is extended to October 1, 2021. 2. The unpaid principal of the obligation of $350,000.00 bears simple interest from October I, 2016 at the interest rate of three (3%) percent per annum. 3. Tnterest together with the principal due shall be paid on October 1, 2021. 4. All other terms and conditions remain unchanged. IN WITNESS WHEREOF, Lender and PCMC have executed this Extension Agreement effective as of September 30, 2020. SPECIALTY CAPITAL LENDER LLC By: Name: Title: Duly authorized PUBLIC COMPANY MANAGEMENT CORPORATION By: _ _.__/)-'--~--=----=~--Name: Patrick McMahon Title: President Chief Executive Officer